As filed with the Securities and Exchange Commission on June 30, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WILLDAN GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	14-1951112
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2401 East Katella Avenue, Suite 300

Anaheim, California 92806

(800) 424-9144

(Address of Principal Executive Offices) (Zip Code)

Willdan Group, Inc.
Amended and Restated 2008 Performance Incentive Plan

Willdan Group, Inc.
Amended and Restated 2006 Employee Stock Purchase Plan

(Full title of the plans)

Creighton K. Early
Vice President and Chief Financial Officer

Willdan Group, Inc.

2401 East Katella Avenue, Suite 300
Anaheim, California 92806

(800) 424-9144

(Name, address and telephone number, including area code, of agent for service)

Copy to:

John-Paul Motley

Logan Tiari

Cooley LLP

355 South Grand Avenue, 9th Floor

Los Angeles, California 90071
Tel: (213) 561-3204

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

REGISTRATION OF ADDITIONAL SHARES

This Registration Statement is filed by Willdan Group, Inc. (the “Registrant”) to register an additional 1,550,000 shares of Registrant’s common stock, par value $0.01 per share (the “Common Stock”), consisting of (a) 750,000 shares of Common Stock issuable pursuant to the Registrant’s Amended and Restated 2008 Performance Equity Plan (as amended, the “2008 Plan”) and (b) 800,000 shares of Common Stock issuable pursuant to the Registrant’s Amended and Restated 2006 Employee Stock Purchase Plan (as amended, the “2006 Plan”).

The Registrant previously registered shares of its Common Stock for issuance under (i) the 2008 Plan on Registration Statements on Form S-8 filed with the Commission on August 12, 2008 (File No. 333-152951), August 12, 2010 (File No. 333-168787), November 8, 2012 (File No. 333-184823), August 4, 2016 (File No. 333-212907), June 30, 2017 (File No. 333-219133), June 28, 2019 (File No. 333-232438) and June 24, 2022 (File No. 333-265833) and (ii) the 2006 Plan on Registration Statements on Form S-8 filed with the Commission on December 5, 2006 (File No. 333-139127) and June 30, 2017 (File No. 333-219129) (collectively, the “Registration Statements”). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above except as set forth below.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the introductory note to Part I of the Form S-8 instructions. The documents containing information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) of the Securities Act.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 30, 2022, filed with the Commission on March 10, 2023 (File No. 001-33076).
(b)	The Registrant’s Definitive Proxy Statement on Schedule 14A with respect to the 2023 Annual Meeting of Stockholders held on June 8, 2023, filed with the Commission on April 21, 2023 (File No. 001-33076), but only to the extent incorporated into the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 30, 2022.

(c)	The Registrant’s Quarterly Report on Form 10-Q for its fiscal quarter ended March 31, 2023, filed with the Commission on May 5, 2023 (File No. 001-33076).

(d)	The Registrant’s Current Reports on Form 8-K, filed with the Commission on January 24, 2023 and June 9, 2023 (each, File No. 001-33076).

(e)	The description of the Registrant’s Common Stock that is contained in the Registrant’s Registration Statement on Form 8-A, filed on October 11, 2006 (File No. 001-33076) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as updated by Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 30, 2022, as amended, including any amendment or report filed for the purpose of updating such description.

(f)	All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 8. EXHIBITS

		Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date
4.1	First Amended and Restated Certificate of Incorporation of Willdan Group, Inc.	S-1	333-136444	3.1	August 9, 2006
4.2	Amended and Restated Bylaws of Willdan Group, Inc.	8-K	001-33076	3.1	April 16, 2020
4.3	Description of Willdan Group, Inc.’s Capital Stock.	10-K	001-33076	4.2	March 10, 2023
5.1*	Opinion of Cooley LLP.
23.1*	Consent of Cooley LLP (included in Exhibit 5.1).
23.2*	Consent of Crowe LLP, independent registered public accounting firm.
24.1*	Power of Attorney (included on the signature page of this Form S-8).
99.1	Willdan Group, Inc. Amended and Restated 2008 Performance Incentive Plan	8-K	001-33076	10.1	June 9, 2023
99.2	Amended and Restated Willdan Group, Inc. 2006 Employee Stock Purchase Plan	8-K	001-33076	10.2	June 9, 2023
107*	Filing Fee Table

_______________

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anaheim, State of California, on June 30, 2023.

WILLDAN GROUP, INC.

By:	/s/ Creighton K. Early
Creighton K. Early
Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas D. Brisbin and Creighton K. Early, and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Thomas D. Brisbin	Chairman and Chief Executive Officer (Principal Executive Officer) (Principal Executive Officer)	June 30, 2023
Thomas D. Brisbin

/s/ Creighton K. Early	Chief Financial Officer and Vice President (Principal Financial Officer and Principal Accounting Officer)	June 30, 2023
Creighton K. Early

/s/ Steven A. Cohen	Director	June 30, 2023
Steven A. Cohen

/s/ Cynthia A. Downes	Director	June 30, 2023
Cynthia A. Downes

/s/ Dennis V. McGinn	Director	June 30, 2023
Dennis V. McGinn

/s/ Wanda K. Reder	Director	June 30, 2023
Wanda K. Reder
/s/ Keith W. Renken	Director	June 30, 2023
Keith W. Renken

/s/ Mohammad Shahidehpour	Director	June 30, 2023
Mohammad Shahidehpour